                                                                     EXHIBIT 3.1

                           CERTIFICATE OF DESIGNATIONS

                                   DESIGNATING

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                  MDWERKS, INC.

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                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

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      MDWERKS, INC., a corporation organized and existing under the Delaware
General Corporation Law (hereinafter called the "Corporation"), in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

      The following is a Certificate of Designations which were adopted by consent of the Board of Directors of this Corporation in the manner prescribed by Section 151 of the Delaware General Corporation Law ("Certificate").
Shareholder action was not required.

      That pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation (the "Articles of Incorporation"), the said Board of Directors on February 1, 2006 adopted the following resolution creating a series of 1,000 shares of Preferred Stock of the Corporation designated as "Series A Convertible
Preferred Stock":

      RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of the Articles of
Incorporation, a series of Preferred Stock, having a par value of $.001 per share, of the Corporation be and hereby is created, and that the designation and number of shares thereof, and the voting and other powers, preferences and relative, participating, optional or other rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as follows:

      1.    Designation and Number of Shares. There shall be a series of
Preferred Stock that shall be designated as "Series A Convertible Preferred
Stock," and the number of shares constituting such series shall be 1,000 shares.
Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of

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outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

      2.    Ranking. The Series A Convertible Preferred Stock shall, with respect to distribution rights upon the Liquidation (as defined in Section 3 below) of the Corporation, rank (a) subject to clause (b), senior to the common stock, par value $.001 per share, of the Corporation (the "Common Stock"), and all other preferred stock of the Company, and (b) as applicable, junior to or on a parity with such preferred stock of the Company the terms of which expressly provide that such preferred stock will rank senior to or on a parity with the
Series A Convertible Preferred Stock.

      3.    Liquidation.

            (a)   Upon any liquidation, dissolution or winding-up of the
Corporation, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Convertible Preferred Stock shall be entitled to receive, immediately after any distributions required by the
Corporation's Articles of Incorporation and any certificate(s) of designation, powers, preferences and rights in respect of any securities of the Corporation having priority over the Series A Convertible Preferred Stock with respect to the distribution of the assets of the Corporation upon Liquidation, and before and in preference to any distribution or payment of assets of the Corporation or the proceeds thereof may be made or set apart with respect to any securities of the Corporation over which the Series A Convertible Preferred Stock has priority with respect to the distribution of the assets of the Corporation upon
Liquidation ("Junior Securities"), an amount in cash with respect to each share of Series A Convertible Preferred Stock held by such holders, equal to $60,000 per share (subject to adjustment in the event of stock splits, combinations or similar events). If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Convertible Preferred
Stock and any securities of the Corporation having equal priority with the
Series A Convertible Preferred Stock with respect to the distribution of the assets of the Corporation upon Liquidation ("Parity Securities") shall be insufficient to permit payment in full to the holders of the Series A
Convertible Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series A Convertible Preferred Stock and Parity
Securities based upon the proportion the total amount distributable on each share upon liquidation bears to the aggregate amount available for distribution on all shares of the Series A Convertible Preferred Stock and of such Parity
Securities, if any. Except as otherwise specifically provided, the consolidation or merger of the Corporation with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall not be deemed to be a Liquidation within the meaning of this Section 3(a).

            (b)   Upon the completion of the distributions required by paragraph
(a) of this Section 3, if assets remain in the Corporation, they shall be distributed to holders of Junior Securities in accordance with the Corporation's
Articles of Incorporation.

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      4.    Dividends. The Series A Convertible Preferred Stock shall not be entitled to receive dividends or other distributions from the Corporation, and no dividends or distributions shall be payable in respect thereof.

      5.    Conversion Rights. Each holder of record of shares of the Series A
Convertible Preferred Stock shall have the right to convert all or any part of such holder's shares of Series A Convertible Preferred Stock into Common Stock, without any further payment therefor, as follows:

            (a)   Optional Conversion. Subject to and upon compliance with the provisions of this Section 5, the holder of any shares of Series A Convertible
Preferred Stock shall have the right at such holder's option, at any time and from time to time, to convert any of such shares of Series A Convertible
Preferred Stock into fully paid and non-assessable shares of Common Stock. Each share of Series A Convertible Preferred Stock shall initially be convertible into 20,000 shares of Common Stock (the "Conversion Rate"), subject to adjustment upon the terms hereinafter set forth.

            (b)   Mechanics of Conversion.

                  (i)   Before any holder of Series A Convertible Preferred
      Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.
      The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred
      Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the "Conversion Date."

                  (ii)  All Common Stock which may be issued upon conversion of the Series A Convertible Preferred Stock will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof. At all times that any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall have authorized and shall have reserved for the purpose of issuance upon such conversion into Common Stock of all Series A Convertible
      Preferred Stock, a sufficient number of shares of Common Stock to provide for the conversion of all outstanding shares of Series A Convertible
      Preferred Stock at the then effective Conversion Rate.

            (c)   Conversion Rate Adjustments. The Conversion Rate shall be
subject to the adjustment provisions of Section 6 below.

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      6.    Anti-Dilution Provisions. During the period in which any shares of
Series A Convertible Preferred Stock remain outstanding, the Conversion Rate in effect at any time and the number and kind of securities issuable upon the conversion of the Series A Convertible Preferred Stock shall be subject to adjustment from time to time following the date of the original issuance of the
Series A Convertible Preferred Stock upon the happening of certain events as follows:

            (a)   Consolidation, Merger or Sale. If any consolidation or merger of the Corporation with another person, or the sale, transfer or lease of all or substantially all of its assets to another person shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common
Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series A Convertible Preferred Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common
Stock into which the shares of Series A Convertible Preferred Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of
Series A Convertible Preferred Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and
(ii) all other obligations of the Corporation hereunder. The provisions of this
Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases.

            (b)   Common Stock Dividends, Subdivisions, Combinations, etc. In
case the Corporation shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common
Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the number of shares of Common Stock determined by multiplying the then applicable Conversion Rate by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action.
Such adjustment shall be made successively whenever any event listed above shall occur.

            (c)   Notice of Adjustment. Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly but no later than 10 days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Rate issuable upon exercise of each share of
Series A Convertible Preferred Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.
The Corporation may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this

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Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

            (d)   Waiver of Rights. Notwithstanding anything to the contrary set forth herein, in the event any of the anti-dilution rights set forth in Section
6 of the Certificate of Designation, Preferences and Rights of the Series A
Convertible Preferred Stock are duly waived or modified by the holders thereof, the analogous rights set forth in Section 6 hereof shall be deemed similarly waived or modified without any further action on the part of the holders of
Series A Convertible Preferred Stock.

      7.    Redemption. The Corporation may not redeem the outstanding shares of
Series A Convertible Preferred Stock and the holders shall not have any right, at any time or under any circumstances, to require the Corporation to redeem any of the Series A Convertible Preferred Stock.

      8.    Voting Rights.

            (a)   Except as otherwise required by law, the holders of shares of
Series A Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation and shall have such number of votes equal to the number of shares of Common Stock into which such holders' shares of Series A Convertible Preferred Stock are convertible pursuant to the provisions hereof at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall vote together as a single class, and not as separate classes.

            (b)   In the event that the holders of the Series A Convertible
Preferred Stock are required to vote as a class, the affirmative vote of holders of not less than two-thirds of the outstanding shares of Series A Convertible
Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series
A Convertible Preferred Stock, such matter shall bind all holders of Series A
Convertible Preferred Stock.

      9.    Covenants of the Company. The Corporation covenants and agrees that, so long as the Shares are outstanding, it will perform the obligations set forth in this Section 9:

            (a)   Taxes and Levies. The Corporation will promptly pay and
discharge all taxes, assessments, and governmental charges or levies imposed upon the Corporation or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the
Corporation shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Corporation shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

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            (b)   Maintenance of Existence. The Corporation will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Corporation, except where the failure to comply would not have a material adverse effect on the Corporation;

            (c)   Maintenance of Property. The Corporation will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

            (d)   Books and Records. The Corporation will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP; and

      10.   Reservation of Shares. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the
Series A Convertible Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common
Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series A Convertible Preferred
Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

      11.   Miscellaneous.

            (a)   There is no sinking fund with respect to the Series A
Convertible Preferred Stock.

            (b)   The shares of the Series A Convertible Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Resolution
Designating Series A Convertible Preferred Stock and in the Articles of
Incorporation of the Corporation.

            (c)   The holders of the Series A Convertible Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

            (d)   Holders of two-thirds (2/3) of the outstanding shares of
Series A Convertible Preferred Stock may, voting as a single class, elect to waive any provision of this Resolution Designating Series A Convertible
Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Convertible Preferred Stock.

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            IN WITNESS WHEREOF, MDwerks, Inc. has caused this Certificate
Designating Series A Convertible Preferred Stock to be signed by its President, on this 6th day of February 2006, and such person hereby affirms under penalty of perjury that this Certificate Designating Series A Convertible Preferred
Stock is the act and deed of MDwerks, Inc., and that the facts stated herein are true and correct.

                                           MDWERKS, INC.

                                           By: /s/ Solon Kandel
                                               ---------------------------------
                                               Solon Kandel, President

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